UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2024

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on January 23, 2024, Core Scientific, Inc. (the “Company”) emerged from bankruptcy.

On December 21, 2022, the Company and certain of its affiliates (collectively, the “Debtors”) had filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). On January 15, 2024, the Debtors filed with the Bankruptcy Court the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors (with Technical Modifications) (the “Plan”), and on January 16, 2024, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). The Plan and Confirmation Order were previously filed as Exhibits 99.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on January 17, 2024. On January 23, 2024, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

In accordance with the Plan, the Board of Directors of the Company (the “Board”) was required to adopt an equity-based management incentive plan, under which up to ten percent of the common stock of the Company (the “Common Stock”) issued and outstanding, on a fully diluted basis, on the date of effectiveness of the Plan may be issued to members of the Company’s management. Among other things, the Confirmation Order authorized and approved any (i) necessary action with respect to such equity-based management incentive plan and (ii) reservation for issuance or share issuances pursuant to such equity-based management incentive plan.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the Core Scientific, Inc. 2024 Stock Incentive Plan (the “Incentive Plan”).

On April 26, 2024, the Compensation Committee (the “Committee”) of the Board approved and adopted the Incentive Plan in order to permit grants of equity-based compensation to eligible non-employee directors, officers, other employees, consultants, independent contractors and agents of the Company. The Incentive Plan was so approved and adopted in accordance with the terms of the Plan. As the adoption of the Incentive Plan and the issuance of the Company’s Common Stock pursuant to the Incentive Plan was part of and required by the Plan approved by the Bankruptcy Court under the Bankruptcy Code, stockholder approval is not required.

General. The Incentive Plan provides for the grant of nonqualified stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, dividend equivalent rights and other stock-based awards.

The Incentive Plan provides for grants of up to 40,000,000 shares of the Company’s Common Stock in respect of awards, subject to adjustment as provided in the Incentive Plan, and limits the aggregate compensation that may be paid to the Company’s non-employee directors in respect of any single fiscal year (including awards under the Incentive Plan) to a total of $800,000.

The Committee, as the Administrator (as defined in the Incentive Plan), will administer the Incentive Plan, including designating the eligible participants, as well as which participants will receive awards, the type and amounts of awards granted and the terms of such awards, including the vesting schedule, expiration date and other material features of the awards as well as the form of agreement evidencing the award.

The Incentive Plan provides for an adjustment in the number of shares of Common Stock available to be delivered under the Incentive Plan, the number of shares subject to awards, and the exercise price of certain awards in the event of a change in the capitalization of the Company, a stock dividend or stock split, a merger or combination of shares or other similar events, as well as for the adjustment or termination of awards upon the occurrence of certain corporate events.

Change in Control. Upon a Change in Control (as defined in the Incentive Plan), if outstanding awards under the Incentive Plan are assumed or new rights having an equivalent value for such outstanding awards are substituted therefor by the Acquiring Corporation (as defined in the Incentive Plan), the Board may, in its discretion require that, if the Acquiring Corporation terminates a participant’s employment or service without cause upon or within two (2) years after the Change in Control, (i) some or all of the participant’s outstanding options and SARs (as defined in the Incentive Plan) shall become exercisable in full or in part, (ii) the Restriction Period (as defined in the Incentive Plan) applicable to some or all of the participant’s outstanding Stock Awards (as defined in the Incentive Plan) shall lapse in full or in part, (iii) the Performance Period (as defined in the Incentive Plan) applicable to some or all of the participant’s outstanding awards shall lapse in full or in part, and (iv) the Performance Measures (as defined in the Incentive Plan) applicable to some or all outstanding awards shall be deemed to be satisfied at the greatest of target, the actual performance level attained, or such other performance level that may be reasonably projected to be attained with respect to such awards. If outstanding awards under the Incentive Plan are not assumed or new rights having an equivalent value for such outstanding awards are not substituted therefor by the Acquiring Corporation, then the Board may, in its discretion, require that (i) some or all of the participant’s outstanding options and SARs shall become exercisable in full or in part, (ii) the Restriction Period applicable to some or all of the participant’s outstanding Stock Awards shall lapse in full or in part, (iii) the Performance Period applicable to some or all of the participant’s outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the greatest of target, the actual performance level attained, or such other performance level that may be reasonably projected to be attained with respect to such awards.

Amendment and Termination. The Committee may amend or terminate the Incentive Plan at any time, provided that no such amendment may materially impair the rights of a holder of an outstanding award under the Incentive Plan without the holder’s consent. The Committee will seek stockholder approval of any amendment of the Incentive Plan in the event such stockholder approval is required under the provisions of any applicable law or rule, including any rule of any stock exchange on which the Common Stock is then traded, and such action will not be effective until so approved. The Incentive Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Incentive Plan’s effective date, unless terminated earlier by the Committee.

The preceding summary of the Incentive Plan does not purport to be a complete description of all provisions of the Incentive Plan and should be read in conjunction with, and qualified in its entirety by reference to, the complete text of the Incentive Plan, which is filed herewith and is hereby incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Core Scientific, Inc. 2024 Stock Incentive Plan, dated as of April 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: May 2, 2024

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer